Exhibit 10.95

LOAN AGREEMENT

THIS LOAN AGREEMENT, made to be effective as of the             day of March, 2015, by and between COMSTOCK TWO RIVERS I, L.C., a Virginia limited liability company, hereinafter called the “Borrower”; and EAGLEBANK, a Maryland banking corporation, hereinafter called the “Lender”;

RECITALS:

WHEREAS, pursuant to the terms and provisions of that certain Sales Agreement dated effective as of May 29, 2014, by and between Borrower (as Purchaser) and Two Rivers Associates, LLC (as Seller) (the “Sales Agreement”), Borrower has contracted to purchase from time to time in phases up to sixty-six (66) subdivided residential townhouse building lots (the “Lots”) in Sections 1 and 2, Two Rivers Infrastructure Subdivision, A Planned Unit Development Age Restricted Community (Regency at Two Rivers), located in Anne Arundel County, Maryland; and

WHEREAS, upon the closing of the Loan herein described, initially Borrower shall have acquired and shall be the fee simple title owner of those certain Lots of land more particularly described in Exhibit “A” attached hereto as of the effective date of this Loan Agreement; and

WHEREAS, the Lender has agreed to make a revolving credit line land acquisition and construction loan (the “Loan”) to the Borrower in the maximum principal sum permitted to be outstanding at any one time of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($6,700,000.00), which sum is to be advanced in accordance with the terms hereof and is to be used by the Borrower for and on account of financing the costs and expenses associated with purchasing over time and from time to time the Lots pursuant to the Sales Agreement, and to finance the cost of materials to be furnished and the expense of labor and materials and services to be performed and provided, construction supervision expenses, and other costs in connection and associated with the construction of single family residential townhouse dwelling units (medium 28’-wide) on the Lots acquired (the “Project”); and

WHEREAS, simultaneously with the execution and delivery hereof, the Borrower has executed a certain Commercial Promissory Note of even date herewith for the repayment of the principal amount of the Loan aforesaid, with interest as therein provided.

AGREEMENT:

NOW THEREFORE WITNESSETH that for and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of TEN and No/100 Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.0 Definitions.

Borrower and Lender agree that, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders.

(a) Commitment - The revised loan commitment letter from the Lender to the Borrower dated January 7, 2015, regarding the Loan, and as the same may be from time to time, amended and/or extended.

(b) Plans and Specifications - Any and all architectural and/or engineering plans and specifications prepared for the Borrower in connection with the construction of the Improvements as approved in writing by the Lender and as the same may from time to time be amended, which amendments shall be subject to the prior written approval of the Lender, which approval shall not be unreasonably withheld.

(c) Site Plans - Any and all preliminary and final approved site engineering plans and subdivision plans and plats prepared for the Seller and/or Borrower under the terms of the Sales Agreement in connection with the Lots and the construction of the improvements (site development work, infrastructure, public works improvements) as approved in writing by any Anne Arundel County, Maryland governmental authority having or claiming jurisdiction thereof , and as the same may from time to time be amended, which amendments shall be subject to the prior written approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

1.1 Additional Definitions.

Borrower and Lender agree that unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

(a) Approved Sales Contract – A non-contingent (meaning no contingencies other than normal financing approval provisions, purchaser’s sale of existing home, and other customary contingencies) bona fide written agreement for the sale of a Lot and House (a) with either a third party owner/occupant not affiliated or identified with Borrower, or an affiliate of Borrower approved by Lender, and (b) containing an earnest money deposit acceptable to the Lender, which at a minimum shall be three percent (3%) of the agreed purchase price for the Lot and House; and (c) a copy of which executed Sales Contract, upon delivery to Lender, having attached to it a permanent lender pre-qualification letter which confirms that the purchaser is qualified for available permanent financing, and (d) the contract purchaser being otherwise obligated to fully and faithfully perform each and every obligation and undertaking required by the terms of such agreement to be performed by the contract purchaser without condition, precedent or subsequent, except such as the Lender shall approve in writing.

(b) Architect - The architect named in the Plans and Specifications.

(c) Borrower – The party hereinabove designated as such, and its successors and assigns.

(d) Consulting Engineer or Progress Inspector - Such person or firm as the Lender may, in its discretion, from time to time appoint or designate for purposes related to the inspection of the progress of the construction of the Improvements, monitoring and assessing conformity of construction with the Plans and Specifications, and for such other purposes as the Lender may from time to time deem appropriate or as may be required by the terms of this Loan Agreement.

(e) Deed of Trust - That certain Credit Line Deed of Trust and Security Agreement made by the Borrower to secure the Lender of even date herewith, as the same shall be amended and supplemented subsequent hereto from time to time.

(f) Event(s) of Default - Any of the happenings, events, circumstances or occurrences described in Article VI of this Loan Agreement which are continuing beyond any applicable grace or cure period therein provided.

(g) House – An individual single family residential townhouse unit as constructed on a Lot. For the purposes of this Loan Agreement, the entirety of the residential units shall be referred to collectively together as the “Houses”.

(h) Improvements - Any and all House structures, improvements, or other appurtenances now erected or at any time hereafter constructed or placed upon the Lots of the Borrower, including, without limitation, all equipment, apparatus, machinery and fixtures of any kind or character forming a part of said site infrastructure and the house structures, and appurtenances. It is contemplated that the Improvements shall consist of up to 66 single family residential townhouse units that are 28’-wide and known as medium townhouses pursuant to the Sales Agreement.

(i) Indebtedness - The principal of and the interest on and all other amounts, payments and premiums due on account of the Note, and all other indebtedness of the Borrower to the Lender payable pursuant to or secured by the Security Documents.

(j) Lender - The party hereinabove designated as such, its successors and assigns.

(k) Lot – Any residential building lot which is part of the Project and described on Exhibit “A” attached hereto, as may be from time to time supplemented as Borrower acquires Lots under the Sales Agreement (singularly a “Lot” and collectively the “Lots”)

(l) Mortgaged Property - The property described as such in the Deed of Trust.

(m) Note - The Commercial Promissory Note of Borrower to the order of the Lender dated of even date herewith in the maximum principal amount of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($6,700,000.00).

(n) Obligations - Any and all of the covenants, promises and other obligations (other than the Indebtedness) made or owing by the Borrower to or due to the Lender pursuant to the Note or the Security Documents.

(o) Project - The Lots and House Improvements as defined above.

(p) Security Documents - This Loan Agreement, the Deed of Trust, and any other instrument or instruments described or characterized as such in the Deed of Trust.

ARTICLE II

THE LOAN - ADVANCES

2.0 The Loan.

Subject to the provisions of the Note and the Security Documents, the Lender will make and the Borrower will take and accept a loan in the maximum principal amount recited in the Note.

2.1 Advances of Loan Proceeds.

With regard to the land acquisition component of the Loan, that advance shall be made and funded by Lender to Borrower on the date of closing of the Loan to acquire the initial Lots described in Exhibit “A” attached hereto; and thereafter from time to time as Borrower acquires Lots pursuant to the Purchase Agreement. The Lender shall advance to Borrower fifty percent (50%) of the Lot purchase price. With regard to the construction component of the Loan, no more frequently than twice monthly, the Borrower shall make applications to the Lender for advances of construction loan proceeds for the Houses on a “work in place” basis as construction progresses in accordance with the Plans and Specifications and budgets for said construction, by the standard Lender approved requisition form, and as provided for in the other separate draw schedules and budgets marked up and provided to Lender by Borrower for the Houses (there shall be separate draw schedules for the interior model unit of Borrower and for the exterior model unit of the Borrower) as are attached to “EXHIBIT B”, all of which budgets shall be supported by subcontractor and materialmen contracts in sufficient detail that shall allow the Lender the opportunity to assess the accuracy of and set said draw schedules and budgets. Disbursement of loan proceeds shall be by transfer of Loan funds into a deposit account opened and maintained by Borrower with Lender, or upon specific written request of Borrower, by check payable to the order of Borrower and/or its general contractor. At the option of the Lender, the Borrower shall make each such application at least five (5) business days before the advance shall be called for in order to permit the Lender to make or cause such inspections as it shall from time to time consider appropriate, if any. Provided all of the conditions precedent to an advance provided for in this Loan Agreement are satisfied by the Borrower, the Lender shall cause the advance applied for to be disbursed within the said five (5) business days. The Lender shall require at its option that each application for an advance of loan proceeds be accompanied by true copies of all invoices as rendered by subcontractors, materialmen and suppliers of Borrower for payment that in fact require payment and are the subject of the application for advance. Should the Borrower be seeking direct reimbursement for costs and expenses already paid, evidence of prior payment accompanied by the billing invoices so paid shall be required to be provided by Borrower to Lender with the application for advance. The Lender shall have the right to require that each application for an advance of Loan proceeds be accompanied by a certificate of the Consulting Engineer or Progress Inspector in such form and detail as the Lender may require. All advances shall be made either by check or internal transfer of loan funds to an account established at and held by the Lender at its principal office opened in the name of Borrower, or at such other place as the Lender may from time to time designate. In no event shall advances hereunder exceed the value of the House construction work in place as of the date of such advance as determined by certifications prepared by the Consulting Engineer or Progress Inspector, which certifications shall contain an itemized valuation of the Improvements erected in place as of the date of each certification, and shall state that such House construction work complies with and conforms to the Plans and Specifications, and the Site Plans.

The proceeds of the Loan shall be advanced to the Borrower by the Lender with regard to actual House construction work undertaken by Borrower, and only for such construction activity which can be commenced by Borrower due to the existing building permit issued by the appropriate governmental authorities claiming jurisdiction over same in Anne Arundel County, Maryland. The Borrower must present to the Lender evidence of the existence of such permit(s) when making the initial application for draw advance(s) for the permitted work.

The proceeds of the Loan shall be advanced by the Lender only in amounts and for purposes specifically authorized by the Lender and contemplated by the provisions of this Loan Agreement, including, by way of example and not by way of limitation, amounts required for:

(a) An allowance on account of financing the cost of the acquisition of the Lots in the amount provided for in “EXHIBIT B” and incorporated herein and made a part hereof by this reference; and

(b) The payment of interest accruing on the Note when due, without further authorization or consent of the Borrower in the amount provided for in attached “EXHIBIT B”,

(c) The fees of the Consulting Engineer or Progress Inspector, fees of attorneys, engineers, surveyors, and accountants, insurance premiums, permits, real estate taxes and other costs related to the construction of the Improvements in the amounts provided for in “EXHIBIT B”; and

(d) The actual costs incurred for labor, services, materials, construction supervision, and the like, and engineering and surveying fees and the actual cost of permits secured for and used or to be used in connection with the construction of the Houses as work progresses, including options, supported by receipts for payment of labor performed and materials installed if required by Lender, in the amounts provided for in “EXHIBIT B”.

2.2 Schedule of Payments.

Applications for advances of Loan proceeds with respect to construction items shall be disbursed unit-by-unit on a “work in place” basis, for amounts equal to:

(a) The values of the classes of work completed to the reasonable satisfaction of the Lender; plus

(b) The values of materials and equipment incorporated in the Land to the reasonable satisfaction of the Lender; less

(c) The amount of previous advances.

The amount to be advanced on account of the items described in Section 2.1 of this Article, the “values” of the classes of work described in (a) of this Section and the “value” of the materials and equipment described in (b) of this Section shall be determined substantially in accordance with the amounts assigned thereto in the budgets set forth as “EXHIBIT B” attached hereto and incorporated herein by this reference. Notwithstanding the foregoing, it is agreed that if such Exhibit provides for an interest reserve ( i.e., the Loan includes an allocation for interest during the term of the Loan), then as long as there does not exist a continuing Event of Default hereunder or under any of the other Loan Documents, and the Loan is otherwise deemed by the Lender (as budgeted) to be sufficient to fund the items set forth above in Section 2.1, then Lender shall advance, as a part of the principal of the Loan, a portion of the interest reserve on each interest payment date as called for in the Note; provided, however, such Loan funds allocated for interest expense are subject to reallocation by the Lender in its reasonable discretion. Should the Lender not disburse the interest reserve, so long as there is no continuing Event of Default under any of the Security Documents, the Lender shall not use such Loan funds to curtail the principal of the Loan, but shall allocate such Loan funds to other active available funding categories under the Loan for investment in the Project. If the Lender elects not to disburse interest for any reason, the Lender shall notify the Borrower and the Borrower thereafter shall pay the interest due the Lender without the use of Loan proceeds at the time and in the manner provided in the Note. Advances for all other costs included in said “EXHIBIT B” which the Lender has agreed to fund shall be made at such times, in such amounts and for such items as the Lender shall determine. The Lender may advance parts or the whole of any advance before it becomes due and the Lender may increase or decrease the amount of any advance, if the Lender in each instance believes it advisable to do so and all advances shall be deemed to have been made in accordance with the terms, provisions and conditions of this Agreement.

Advances for House construction shall not be made and disbursed by the Lender until such time as the Borrower has provided to Lender the approved Site Plans and the Plans and Specifications and a copy of the building permit issued by the authorities of Anne Arundel County, Maryland, for such House construction. The Lender may advance parts or the whole of any advance before it becomes due and the Lender may increase or decrease the amount of any advance, if the Lender in each instance believes it advisable to do so and all advances shall be deemed to have been made in accordance with the terms, provisions and conditions of this Agreement.

2.3 Conditions Precedent to Advances.

The Lender shall not be obligated to make any advances of Loan proceeds hereunder, unless the following conditions have been satisfied:

(a) In the reasonable judgment of the Lender, all work completed at the time of the application for advance has been performed in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that point of construction have in fact been furnished and installed; and

(b) No Event of Default which has not been cured has occurred under the Note, the Security Documents or the Commitment, and no event has occurred and is continuing which, with notice or the passage of time or both, would constitute an Event of Default under the Note, the Security Documents or the Commitment; and

(c) The Lender has received written evidence, in form and substance satisfactory to the Lender, to the effect that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction; and

(d) specifically as to any House which has been materially damaged by fire or other casualty, Lender shall not be obligated to make any advances of construction loan proceeds previously drawn by and disbursed to Borrower to the date of damage and/or casualty, and further, advances of construction loan proceeds as to the Building at issue shall not commence and begin again until such time as Borrower has repaired and reconstructed the unit to the point of construction that caused the last draw made prior to the damage or casualty to be advanced; and

(e) The Lender shall have received a paid policy or policies of title insurance (American Land Title Association Standard Form “B” Loan Policy - Current Edition), together with such reinsurance agreements and direct access agreements as may be required by the Lender, from a company or companies satisfactory to the Lender in the face amount of the Note and which may be endorsed or assigned to the successors and assigns of the Lender without additional cost, insuring the lien of the Deed of Trust to be a valid first lien on the Mortgaged Property, free and clear of all defects, exceptions and encumbrances, except such as the Lender and its counsel shall approve; and

(f) The Lender shall have received advice, in form and substance, and from a source satisfactory to the Lender, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Mortgaged Property except such as the Lender shall otherwise approve; and

(g) If requested by Lender, the Lender shall have received a notice of title continuation or an endorsement to the title insurance policy, indicating that since the last preceding advance, there has been no change in the status of title and no other exceptions not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made if the policy does not by its terms provide for such an increase; and

(h) The Lender shall have received all policies of insurance required by the terms of the Commitment and the Security Documents from a company or companies and in form and amount satisfactory to the Lender, together with written evidence, in form and substance satisfactory to the Lender, that all fees and premiums due on account thereof have been paid in full; and

(i) The Lender shall have received a plat of survey currently certified to the Lender by a Registered Land Surveyor of the jurisdiction in which the Land is located, which plat of survey shall clearly designate at least (i) the location of the perimeter of the Land by courses and distances; and (ii) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments, and (iii) the location of all building restriction lines and setbacks, however established; and (iv) the location of any street or roadways abutting the Land. For these purposes the Lender agrees that the recorded plat of subdivision for the Lots shall suffice and be sufficient to satisfy the requirements of this subsection; and

(j) The Lender has received the certificate of the Consulting Engineer or Progress Inspector, in form and substance satisfactory to the Lender, which certificate shall contain at least the statement of the Consulting Engineer or Progress Inspector to the effect that all work then completed has been performed in substantial conformity with the Plans and Specifications and/or Site Plans, as the case may be.

(k) The representations and warranties made in Article III of this Loan Agreement shall be true and correct on and as of the date of the advance with the same effect as if made on such date; and

(l) Evidence satisfactory to the Lender that the Mortgaged Property (including the Land, surface water, ground water and Improvements) is free of any substantial amounts of waste and debris, and free of all contamination, including: (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance”, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder; and (iii) any substance, the presence of which on the Mortgaged Property is prohibited by any law similar to those set forth in this paragraph. For these purposes the Lender agrees that the Report of Phase I

Environmental Site Assessment Two Rivers, Sections G1A, G1B, and K, Anne Arundel County, Maryland (GTA Project No. 141045), dated June 20, 2014, as prepared by Geo-Technology Associates, Inc., previously provided by Borrower to Lender shall suffice and be sufficient to satisfy the requirements of this subsection; and

(m) If applicable, the Lender shall have received a separate policy of flood insurance in the face amount of the Note or the maximum limit of coverage available with respect to the Land and Improvements, whichever is the lesser, from a company or companies satisfactory to the Lender and written in strict conformity with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto; provided, however, that in the alternative the Borrower may supply the Lender with written evidence, in form and substance reasonably satisfactory to the Lender, to the effect that the Mortgaged Property is not within an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973; and

(n) The Lender shall have received from the Borrower written evidence, in form and substance satisfactory to the Lender, from all public utility companies or other utility companies having or claiming jurisdiction to the effect that all utility services are available for connection and use at the boundaries of the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer, gas, electric, and cable; and

(o) All other terms and conditions of the Security Documents required to be met as of the date of that advance of Loan proceeds shall have been met to the satisfaction of the Lender.

2.4 Additional Conditions Precedent to First Construction Advance.

The following shall be conditions precedent to the first construction advance with respect to each Unit, and the Lender shall not be obligated to make the first advance of loan proceeds with respect to construction items for any Unit unless the conditions described in Section 2.3 and the following additional conditions have been satisfied.

(a) The Lender shall have received from the Borrower a construction progress schedule, in form and substance satisfactory to the Lender, calling for completion of the House or Houses at issue by the Completion Date; and

(b) The Lender shall have received from the Borrower written evidence, in form and substance satisfactory to the Lender, from all governmental authorities having or claiming jurisdiction to the effect that all building, construction or other permits necessary or required in connection with the construction of the House or Houses at issue have been validly issued and that all fees and bonds required in connection therewith have been paid in full or posted, as the circumstances may require; and

(c) The Lender shall have received from the Borrower written evidence, in form and substance satisfactory to the Lender, from all public utility companies or other utility companies having or claiming jurisdiction to the effect that all utility services required by the Plans and Specifications or otherwise necessary to the construction of the units, and the operation thereof for their intended purpose are available for connection and use at the boundaries of the subject land, including, without limitation, telephone service, water supply, storm sewer facilities, and natural gas or electric facilities; and

(d) The Lender shall have received from the Borrower a complete set of the Plans and Specifications for the model of House being constructed for which funding is being made, initialed or otherwise identified by the Borrower for the Lender, and such other parties as the Lender may reasonably require, together with written evidence, in form and substance reasonably satisfactory to the Lender, to the effect that the Plans and Specifications are satisfactory to the Borrower, and to the extent required by applicable law or any effective restrictive covenants, have been approved by all governmental authorities having or claiming jurisdiction and by the beneficiaries of any such restrictive covenants, respectively; and

(e) At such time as the footings are set and the foundations for each row of Houses within the Project are completed and in-ground, Borrower shall furnish at its expense and deliver to Lender an “in place” wall check survey showing the exact location of said footings and foundation within the lot lines, and designating all applicable building setback restriction lines imposed by law or recorded instrument.

2.5 Additional Conditions Precedent to Final Construction Advance.

The Lender shall not be obligated to make the final advance of Loan proceeds with respect to the completed Building unless the conditions described in Section 2.3 and Section 2.4 and the following additional conditions have all been satisfied:

(a) The Lender shall have received the written certificate of the Consulting Engineer or Progress Inspector, in form and substance satisfactory to the Lender, which certificate shall contain a statement to the effect that the Building has been completed by the Borrower in accordance with the Plans and Specifications; and

(b) To the extent any such occupancy certificate / permit is a condition of the lawful use and occupancy of the Houses, the Lender shall have received written evidence, in form and substance satisfactory to the Lender, to the effect that the requisite certificate of occupancy for each House has been validly issued by the appropriate authorities of Anne Arundel County, Maryland; and

(c) All other terms and conditions of the Security Documents required to be met as of the date of the final advance of Loan proceeds shall have been met to the satisfaction of the Lender.

2.6 Release of Liens.

Before making any advance of Loan proceeds, the Lender may require the Borrower to obtain from all contractors, subcontractors and materialmen dealing directly with the Borrower acknowledgements of payment and releases of liens and rights to claim liens down to the date of the last preceding advance. All such acknowledgements and releases shall be in form and substance satisfactory to the Lender and the title insurance company.

2.7 Trust Funds.

The Borrower will receive the advances to be made hereunder and will hold the right to receive the same as a trust fund for the purpose of paying the cost of the construction of the Improvements, and the Borrower agrees not to expend any part of the proceeds of the Loan for any purpose except in connection with uses and purposes provided for in this Loan Agreement without the prior written consent of the Lender.

2.8 Advances to Others for Account of Borrower.

At the option of the Lender and upon notice to the Borrower, the Lender may apply amounts due hereunder to the satisfaction of the conditions of this Agreement, or the Note, and any amounts so applied shall be part of the Loan. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy the obligations of the Lender hereunder and shall be secured by the Deed of Trust as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing provisions, any bill, lien, encumbrance, claim, charge of assessment then in dispute, or in the process of being negotiated or litigated by the Borrower shall not be unilaterally paid by Lender without inquiry and without advance notice to Borrower, so long as said bill, lien, encumbrance, claim, charge or assessment is being challenged in a court of competent jurisdiction by Borrower and either the Borrower or its general contractor has bonded off such lien, encumbrance, claim, charge or assessment or otherwise posted adequate security with the court or Borrower’s title insurer to insure its future payment and satisfaction.

2.9 Advances of Other Funds.

In the event that any funds required for the construction of Improvements over and above the proceeds of the Loan have been or are in the future deposited with the Lender, then the Borrower agrees that any funds deposited with the Lender for such purposes shall be advanced by the Lender to the Borrower prior to any advance of the proceeds of the Loan.

2.10 Assignments.

The Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Loan Agreement, or any of the other benefits of this Loan Agreement to any other party without the prior written consent of the Lender. Any assignment made or attempted by the Borrower without the prior written consent of the Lender shall be void. No consent by the Lender to an assignment by the Borrower shall release the Borrower as the party primarily obligated and liable under the terms of this Loan Agreement unless the Borrower shall be released specifically by the Lender in writing. No consent by the Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

2.11 Costs of Inspections.

All reasonable costs and fees levied and invoiced in connection with any on-site inspections precedent to loan draw advances made by the Consulting Engineer or Progress Inspector (to the extent utilized by Lender) shall be paid by the Borrower.

2.12 Proceeds Insufficient to Complete.

If at any time the Lender reasonably determines that the amount of undisbursed net proceeds of the Loan, including, without limitation, any remaining amount to be utilized as a reserve for the payment of interest on the Note, if any, is less than the amount necessary or required to complete and pay for the construction of Improvements in accordance with the Plans and Specifications, and related expenses, by a date not later than the Completion Date and complete all of the interest payments projected to be due on account of the Note through its maturity date (the “interest carry”), then within thirty (30) days after a request in writing by the Lender, the Borrower shall deposit with Lender an amount equal to the difference between (i) the estimated cost of said completion of the construction of Improvements, and related expenses, and the interest carry as determined by the Lender, and (ii) the amount of the Loan which remains to be disbursed (excluding funds then unavailable for advance pursuant to some special limitation or restriction set forth in this Agreement). In the event that Borrower fails to make the above required payment, then Lender shall suspend the disbursement of all advances under the Loan until such payment is made by Borrower.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.0 Representations and Warranties by Borrower.

The Borrower each hereby represents and warrants to the Lender, as of the date of the first advance of Loan proceeds and at all times thereafter, that:

3.1 Building Permits.

No work associated with the construction of Improvements on the Lots will be commenced by the Borrower unless and until all permits necessary or required in connection with the construction of Improvements on the Lots have been validly issued and all fees and bonds required in connection therewith have been paid or posted, as the present circumstances may require. .

3.2 Financial Statements.

The financial statements heretofore delivered to the Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting practices consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereto and no additional liabilities have been incurred by the Borrower since the date thereof other than the borrowing contemplated herein or as approved in writing by the Lender.

3.3 Utilities.

All utility services necessary for the construction of the Improvements are available at the boundaries of the Lots, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, and natural gas or electric facilities.

3.4 Defaults.

There is no default on the part of the Borrower under the Note or the Security Documents and no event of default has occurred and is continuing which, with notice or the passage of time, or both, would constitute a default under the Note or the Security Documents.

3.5 Access - Roads.

All roads and other access necessary for the construction and eventual full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have been platted and approved by the appropriate governmental authorities.

3.6 Restrictive Covenants.

No work associated with the construction of the Improvements will be commenced by the Borrower unless and until, to the extent required by applicable law and any effective restrictive covenants, such work has been approved by all governmental authorities having or claiming jurisdiction and by the beneficiaries of any such restrictive covenants, respectively.

ARTICLE IV

AFFIRMATIVE COVENANTS

4.0 Affirmative Covenants.

Borrower hereby affirmatively covenants and agrees as follows:

4.1 Construction.

The Borrower will prosecute the construction of the Improvements on the Lots in good faith with diligence and continuity in accordance with the Plans and Specifications.

4.2 Completion of Construction; Compliance with Laws.

Construction of all of the Improvements hereunder shall be completed by the Borrower in substantial accordance with the Plans and Specifications, free and clear of all liens and claims of liens for materials supplied and for services or labor performed on or before the Completion Date. The Improvements shall be constructed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations.

4.3 Inspections - Cooperation - Progress Inspector.

To the extent utilized by Lender, upon prior notice made by Lender to Borrower, the Borrower will permit the Lender and its duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) to enter upon the Land and to inspect the Improvements, and any and all materials to be used in connection with the construction thereof and to examine all detailed plans and similar materials relating to the construction of Improvements. The Borrower will at all times reasonably cooperate and cause each and every of its contractors, subcontractors and materialmen, to reasonably cooperate with the Lender and its duly authorized representatives (including, without limitation, the Consulting Engineer or Progress Inspector) in connection with or in aid of the performance of the Lender’s functions under this Loan Agreement. For each inspection conducted, the Borrower shall pay an inspection fee to be determined by the Lender, to be deducted from the Loan advance.

4.4 Vouchers and Receipts.

The Borrower will furnish to the Lender, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which the Borrower has any claim of title to any materials or other articles delivered or to be delivered to the Land. The Borrower will furnish to the Lender, promptly on demand, a verified written statement, in such form and detail as the Lender may require, showing all amounts paid and unpaid for labor and materials and all items of labor and materials to be furnished for which payment has not been made and the amounts to be paid therefor.

4.5 Surveys.

At any time the Borrower is required to furnish a plat of survey to the Lender pursuant to the terms of this Loan Agreement, the Borrower shall also furnish an original print thereof to the title insurance company and such plat of survey shall not be sufficient for purposes of this Loan Agreement unless and until the title insurance company shall advise the Lender, by endorsement to the title insurance policy or otherwise, that the plat of survey discloses no violations, encroachments or other variances from applicable setbacks or other restrictions except such as the Lender and its counsel shall approve, or shall have been permitted as exceptions on the mortgagee title insurance policy insuring the lien of the Deed of Trust.

4.6 Intentionally Deleted.

4.7 Payments for Labor and Materials.

The Borrower will pay when due all bills for materials supplied and for services of labor performed in connection with the construction of Improvements. Borrower is granted by Lender a term of forty-five (45) days from the date of filing and recordation of a mechanic’s lien to either cause same to be paid and released from the land records or to bond off the mechanic’s lien to the satisfaction of the title insurance carrier underwriting the mortgagee title insurance policy insuring the Lender.

4.8 Correction of Construction Defects.

Promptly following any demand by the Lender, the Borrower will correct or cause the correction of any structural defects in the Improvements and any material departures or deviations from the Plans and Specifications not previously approved by the Lender.

4.9 Insurance During Construction.

The Borrower will provide or cause to be provided, and shall maintain in full force and effect at all times prior to the completion of the construction, such policies of insurance as may be required by the terms of this Loan Agreement from a company or companies, and in form and amounts satisfactory to the Lender, including, by way of example and not by way of limitation,

(a) Workmen’s compensation as required by law; and

(b) Comprehensive public liability insurance with broad form property damage coverage, with a combined single limit of Two Million Dollars ($2,000,000), naming the Lender as an “additional insured”; and

(c) So-called “All Risk Builder’s Risk Completed Value 100% Non-Reporting Form” insurance, including extended coverage for fire, vandalism, malicious mischief and collapse, in amounts not less than the face amount of the Note or as the Lender may otherwise agree in writing, sufficient to meet all applicable co-insurance requirements, naming the Lender as the mortgagee in the mortgage clause thereof and providing for “privilege granted to complete and occupy.

Each such policy shall provide that the policy may not be cancelled or substantially modified (including, without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named thereon, including the Lender.

If, on the Closing Date, or at any time thereafter, the Lot(s) is/are in an area that has been identified by the Federal Emergency Management Agency as having special flood and mud slide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, the Borrower shall procure a flood insurance policy in the form satisfactory to the Lender. In the event the Lot(s) is/are not in an area having special flood and mud slide hazards, the Borrower shall deliver to the Lender at the Closing Date a certificate by the Borrower’s insurance carrier stating that flood insurance is not required by the terms hereof.

The Borrower shall maintain in full force and effect at all times from a company or companies and in form and amount satisfactory to the Lender, a policy or policies of casualty or physical damage insurance in at least the amount of the Loan for the Lots, Houses and Improvements affording protection against loss or damage by fire or other hazards covered by the standard “Extended Coverage” endorsement and such other risks as shall be customarily covered with respect to projects similar in construction, location and use or as the Lender may from time to time otherwise require.

Each such policy shall provide that the policy may not be cancelled or substantially modified (including without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named thereon, including the Lender.

4.10 Fees and Expenses - Indemnity.

The Borrower will pay to the Lender, or as the Lender directs, all fees, charges, costs and expenses required to satisfy the conditions of the Security Documents and the Commitment. The Borrower has taken no action that will result in claims of brokers and “finders” arising by reason of the execution and delivery hereof or the consummation of the transaction contemplated hereby.

4.11 Insurance Upon Completion.

Upon the completion of the construction of the Improvements the Borrower will provide or cause to be provided, and shall maintain in full force and effect at all times from a company or companies and in form and amount satisfactory to the Lender, a policy or policies of casualty or physical damage insurance affording protection against at least loss or damage by fire or other hazards covered by the standard “Extended Coverage” endorsement and such other risks as shall be customarily covered with respect to projects similar in construction, location and use or as the Lender may from time to time otherwise require.

Each such policy shall provide that the policy may not be cancelled or substantially modified (including without limitation, cancellation for non-payment of premiums) without at least thirty (30) days’ prior written notice to any and all insureds named thereon, including the Lender.

4.12 Advances.

The Borrower will cause application for advances of Loan proceeds to be made and delivered to the Lender promptly in order to obtain advances of Loan proceeds as they become available for disbursement pursuant to the terms of this Loan Agreement.

4.13 Conditions.

The Borrower will cause each and every of the conditions of the Commitment and this Loan Agreement to be satisfied to the extent it is within the power of the Borrower so to do.

ARTICLE V

NEGATIVE COVENANTS

5.0 Negative Covenants.

Until the Indebtedness shall have been paid in full, the Borrower covenants and agrees as follows:

5.1 Other Liens - Transfers and “Due-on-Sale”.

(a) Borrower will not, without the prior written consent of the Lender, create or permit to be created or remain, any mortgage, pledge, lien, encumbrance or charge, or security interest, or conditional sale or other title retention agreement, with respect to the Mortgaged Property or any part thereof or income therefrom, whether prior or subordinate to the lien of the Security Documents, except for easements required in the course of the development of the Project.

(b) Except for any grant, conveyance, sale, assignment or transfer which is conditioned upon the release of record of the lien of the Deed of Trust and the other Security Documents, as to the Mortgaged Property granted, conveyed, sold, assigned or transferred, the Borrower will not, without the prior written consent of the Lender, make, create or consent to any conveyance, sale, assignment or transfer of the Mortgaged Property or any part thereof other than as provided for in the Security Documents.

5.2 Impairment of Improvements.

Borrower will take no action which will in any manner impair the value of the Lots and Improvements.

5.3 Bonds.

Borrower will not do or permit anything to be done that would affect the coverage or indemnities provided for pursuant to the provisions of any performance bond, labor and material payment bond or any other bond required pursuant to the provisions of this Loan Agreement.

5.4 Conditional Sales.

Borrower will not incorporate in the Improvements any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest.

5.5 Changes to Plans and Specifications.

(a) Borrower will not permit any material changes in the Plans and Specifications, including, without limitation, any change by altering or adding to the work to be performed, without the prior written consent of the Lender and under such reasonable conditions as the Lender may then establish.

(b) Borrower will not permit any material changes in the Plans and Specifications by orders for extra work resulting in material added costs unless such change order shall be fully paid for Borrower without resort to the Loan and does not substantially impair the value of the Improvements.

ARTICLE VI

EVENTS OF DEFAULT

The term “Event(s) of Default”, as used in this Loan Agreement, shall mean the occurrence or happening, from time to time, of any one or more of the following which is continuing beyond any applicable stated cure or grace period:

6.0 Payment of Indebtedness.

If the Borrower shall default in the payment of any installment of the Indebtedness when and as the same shall become due and payable, whether at maturity or by acceleration or a part of any prepayment or otherwise, and such default shall continue for a period of ten (10) days after written notice thereof from the Lender to the Borrower.

6.1 Performance of Obligations.

If the Borrower shall default in the due observance or performance of any of the Obligations and such default shall continue for a period of thirty (30) days after written notice thereof from the Lender to the Borrower; provided however, that no such grace period shall be provided for the Obligations set forth in Sections 4.9 and 4.10 herein or for any default which could, in the absence of the immediate exercise by Lender of a right or remedy, result in harm to Lender, impairment of the Note or the Deed of Trust or impairment or loss of or damage or harm to any security for the payment of the Indebtedness or the performance of the Obligations; and provided further that no such notice or grace period shall be provided for any default specifically referred to in the other Sections of this Article VI. If any such non-monetary default is not capable of cure within the said 30-day period provided, then so long as Borrower commences to cure such non-monetary default within the 30-day cure period, and it is determined and ascertained in the reasonable discretion of the Lender and proven by the Borrower to the Lender that the remedial action(s) being taken to cure such non-monetary default will in fact affect such a remedy and cure, and Borrower is diligently and continually attempting to cure to completion of such remedial action, then the failure to cure the non-monetary default within the allotted 30-day cure period shall not be an Event of Default hereunder unless such non-monetary default remains uncured in excess of sixty (60) days after the original written notice of default to Borrower.

6.2 Other Defaults.

If any other default shall occur and continue beyond any applicable grace or cure period provided under the Note or any of the Security Documents not defined specifically herein.

6.3 False Representation.

If any material representation or warranty made by the Borrower under or pursuant to this Agreement, shall prove to have been false or knowingly misleading in any material respect as of the date on which such representation or warranty was made.

6.4 Progress of Construction.

Except for delays unavoidably occasioned by strikes, lockouts, war or civil disturbance, severe prolonged inclement weather, natural disaster, or Acts of God (“Force Majeure”), if the Borrower abandons the work or ceases work for a period of more than ninety (90) consecutive days, or such longer period of time approved by Lender in writing.

6.5 Failure to Complete and Comply.

Except for Force Majeure, if the Borrower fails to complete the construction of the Improvements on or before the Completion Date, and/or fails to comply with the requirements imposed on Borrower in this Loan Agreement, including by specific reference, Section 8.25 herein.

6.6 Conditions Precedent to Any Advance.

If the Borrower is unable to satisfy any condition precedent to its rights to receive an advance of Loan proceeds for a period in excess of thirty (30) days. The election of the Borrower not to receive a draw advance shall not be deemed an Event of Default hereunder.

6.7 Other Than First Lien.

If the Deed of Trust shall not give to Lender a valid first lien for the Indebtedness to be secured thereby on the Mortgaged Property, satisfactory to the Lender.

6.8 Failure to Allow Inspections.

If Borrower does not permit a representative of Lender to enter upon the Mortgaged Property and inspect the Property at all reasonable times after Lender has provided Borrower with notice of its intention to enter the Property to carry out the terms of this Loan Agreement.

6.9 Insolvency or Bankruptcy.

If Borrower shall commit any affirmative act of insolvency, or shall file any petition or action under any bankruptcy or insolvency law, or any other law or laws for the relief of, or relating to debtors; or if there shall be filed any insolvency petition under any bankruptcy or insolvency statute against Borrower or there shall be appointed any receiver or Trustee to take possession of any property of Borrower or and such petition or appointment is not set aside or withdrawn or does not cease within sixty (60) days from the date of such filing of appointment.

6.10 Assignment/Encumbrance.

If Borrower assigns this Loan Agreement, or any portion of the advances made pursuant hereto or any interest therein to any party, or if Borrower’s interest in the Mortgaged Property or any right to income or rents related thereto be conveyed or encumbered in any way, without consent of Lender.

6.11 Failure to Properly Construct.

If Borrower does not erect the Improvements in substantial accordance with the approved Plans and Specifications and all applicable rules, regulations, ordinances and statutory provisions, and fails to take actions or measures to correct any failure that take the Improvements out of compliance upon receipt of notice of such non-compliance.

6.14 Failure to Maintain Security.

If Borrower during the progress of construction of the Improvements neglects to maintain such security for the protection of the Improvements, as Lender may reasonably deem appropriate. For the purposes of this section, Lender deems it reasonably appropriate to expect that any construction trailers on the site be kept locked and secure when not occupied, that all materials and supplies brought to the construction site that can be secured are in fact secured, and that unless ready to be incorporated into the office building or a unit, all materials and supplies be stored off-site and not otherwise brought or delivered to the construction site.

6.13 Encroachments.

If any portion of the Improvements shall encroach upon the street or upon adjoining property or violate restrictive covenants of record of local zoning ordinances.

6.14 Mechanic’s Lien.

If the Borrower causes the filing of a mechanic’s lien on the Project which is not timely bonded off, or otherwise satisfied and released as provided for herein under Section 4.7.

ARTICLE VII

DEFAULT - REMEDIES

7.0 Remedies on Default.

(a) Lender shall have the right, upon the happening of any Event of Default, to terminate this Agreement by notice in writing to the Borrower and, in addition to any rights or remedies available to it under the Deed of Trust or other Security Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements to the Lots and employ watchmen to protect the Mortgaged Property.

All sums expended by Lender for such purposes shall be deemed to have been paid to Borrower and secured by the Deed of Trust. For this purpose, upon the happening of an Event of Default hereunder,

Borrower hereby unconditionally and irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the development of the Lots and construction of the Improvements in the name of the Borrower, and hereby empowers said attorney or attorneys as follows:

(i) To use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the construction of the Improvements; and

(ii) To make such additions and changes and corrections to subdivision plats and plans, including, without limitation the Plans and Specifications, which shall be necessary or desirable in the judgment of the Lender to complete the construction of the Improvements; and

(iii) To employ such contractors, subcontractors, agents, engineers and inspectors as shall be required for said purpose; and

(iv) To pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the construction of the Improvements, or the clearance of title; and

(v) To execute all applications and certificates in the name of Borrower specific to the Project; and

(vi) To do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf.

It is understood and agreed that this Power of Attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to take such actions and require such performance as is deemed necessary.

(b) Any advance made pursuant to this paragraph shall be (i) deemed to be an advance of Loan proceeds and, therefore, evidenced by the Note and secured by the Deed of Trust and other Security Documents, and (ii) may be made without notice to or request by the Borrower. The Lender is irrevocably authorized by the Borrower to make advances in accordance with this paragraph. The proceeds of any advance made pursuant to this paragraph shall be deposited by the Lender in a deposit account maintained by the Lender as collateral for all the obligations (whether contingent or otherwise) of the Borrower to the Lender with respect to the Loan and secured by the Deed of Trust and other Security Documents.

7.1 No Conditions Precedent to Exercise of Remedies.

Neither Borrower nor any guarantor of the payment of all or any part of the Indebtedness or the performance of any of the Obligations shall be relieved of any obligation by reason of the failure of the Lender to comply with any request of Borrower or of any other person to take action to foreclose on the Deed of Trust or otherwise to enforce any provisions of the Note or the Security Documents, or by reason of the release, regardless of consideration, of all or any part of the Mortgaged Property or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Lender extending the time of payment or modifying the terms of the Note or the Security Documents without first having obtained the consent of the Borrower or such guarantor; and in the latter event, the Borrower and all such guarantors shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Lender.

7.2 Remedies Cumulative and Concurrent.

No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedies provided for in the Note or in the Security Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Note or the Security Documents, or now or hereafter existing at law in equity, or by statute. Every right, power and remedy given by the Note and the Security Documents to the Lender shall be concurrent and may be pursued separately, successively or together against the Borrower, any guarantor of the payment of all or any part of the Indebtedness or the performance of any of the Obligations, or the Mortgaged Property or any part thereof, or any one or more of them; and every right, power and remedy given by the Note or the Security Documents may be exercised from time to time as often as may be deemed expedient by the Lender.

7.3 Strict Performance.

No delay or omission of the Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Lender to exercise any provision for the acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to the Lender hereunder in any one or more instances, or the acceptance by the Lender of any partial payment on account of the Indebtedness shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect.

ARTICLE VIII

MISCELLANEOUS AND ADDITIONAL PROVISIONS

8.0 No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to Lender pursuant to this Loan Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, the Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender. Neither the approval by the Lender of the Plans and Specifications, nor any subsequent inspections or approvals by or for the Lender during the course of the construction of Improvements shall constitute a representation or warranty by the Lender, of any of the Lender’s employees, agents or representatives, as to any matter or fact with respect to or concerning the Project or any of its component parts. Borrower agrees to indemnify and hold the Lender harmless of and from any and all loss or expense (including reasonable attorneys’ fees) resulting from any third party claim, action, settlement or liability for acts (or failure to act) in connection with such inspections and/or approvals by or for the Lender.

8.1 Liability of Lender.

The Lender shall not be liable for any act or omission by it pursuant to the provisions of this Loan Agreement in the absence of fraud, willful misconduct, or gross negligence. The Lender shall incur no liability to the Borrower, or any other party in connection with the acts or omissions of the Lender in reliance upon any certificate or other paper believed by the Lender to be genuine or with respect to any other thing which the Lender may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence. In connection with the performance of its duties pursuant to this Loan Agreement, the Lender may consult with counsel of its own selection, and anything which the Lender may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to the Lender. Borrower hereby agrees to indemnify and hold the Lender harmless of and from any and all loss or expense (including reasonable attorney’s fees) resulting from any claim, action, settlement or liability for acts (or failure to act) in connection with site inspections or approvals by or for the Lender during the course of the contemplated House construction.

8.2 Relationship of the Parties; No Partnership.

Nothing contained in this Loan Agreement shall be construed in a manner to create any relationship between the Borrower and the Lender other than the relationship of Borrower and Lender and the Borrower and the Lender shall not be considered partners or co-venturers for any purpose.

This Agreement provides for the making of a loan or loans by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements, are intended solely for the benefit of Lender to protect its interests as lender in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Agreement.

8.3 Severability.

In the event any one or more of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of the Note or the Security Documents operate or would prospectively operate to invalidate this Loan Agreement, then and in either of those events, at the option of the Lender, such provision or provisions only shall be held for naught and shall not affect any other provision of the Note or the Security Documents or the validity of the remaining Obligations and the remaining provisions of the Note and the Security Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

8.4 Successors and Assigns.

Each and every of the covenants, terms, provisions and conditions of this Loan Agreement, the Note and the Security Documents shall apply to, bind and inure to the benefit of the Borrower, its successors and those assigns of the Borrower consented to in writing by the Lender, and shall apply to, bind and inure to the benefit of the Lender and the endorsees, transferees, successors and assigns of the Lender, and all persons claiming under or through any of them.

8.5 Modification - Waiver.

None of the terms or provisions of this Loan Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against which enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

8.6 Third Parties - Benefit.

All conditions of the obligations of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Loan Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

The Lender shall in no event be responsible or liable to any person other than to the Borrower for any advance of or failure to advance the proceeds of the loan or any part thereof and no contractor, subcontractor, materialman or other person shall have any right or claim against the Lender pursuant to this Loan Agreement or the administration thereof.

The Lender shall in no event be responsible or liable to any person other than to the Borrower for any advance of or failure to advance the proceeds of the Loan or any part thereof and no contractor, subcontractor, materialman or other person shall have any right or claim against the Lender pursuant to this Loan Agreement or the administration thereof.

8.7 Conditions - Verification.

Any condition of this Loan Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and the Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

8.8 Captions and Headings.

The captions and headings contained in this Loan Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to limit or enlarge the terms hereof.

8.9 Counterparts.

This Loan Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

8.10 Notices.

All notices, demands, requests and other communications required pursuant to the provisions of this Loan Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally, or one business day after having been sent by a nationally recognized overnight delivery service or a local courier service, charges prepaid, or three (3) calendar days after having been sent by United States Registered or Certified Mail - Return Receipt Requested, postage prepaid, to the respective addresses as follows:

(a) If to the Borrower, then to it at: 1886 Metro Center Drive, 4th Floor, Reston, Virginia 20190, Attention: Christopher Clemente, with a copy at the same address provided to Jubal R. Thompson, Esq., General Counsel.

(b) If to the Lender, then to it at: 7815 Woodmont Avenue, Bethesda, Maryland 20814.

Any of the parties may designate a change of address by notice in writing to the other parties. Whenever in this Loan Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

8.11 Publicity.

At its option, the Lender may announce and publicize the source of the financing contemplated hereby in such manner as the Lender may elect, including, without limitation, the placement of a sign for display upon the Property. Any such sign shall be provided at the expense of the Lender; provided, however, that if the Lender provides a sign to the Borrower, then as long as such sign is not otherwise prohibited by the Declaration governing the Two Rivers Subdivision, the Borrower agrees to provide a prominent and suitable location for the display of the sign, subject to compliance with the rules and regulations regarding signs established for the Two Rivers Subdivision. Lender shall maintain the display of such sign for the duration of the term of the Loan.

8.12 Applicable Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Maryland, without regard to its conflicts of law principles.

8.13 Time of Essence.

Time shall be of the essence of each and every provision of this Agreement.

8.14 Waiver of Jury Trial.

The Borrower and Lender each hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower and the Lender, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Either party is hereby authorized and requested to submit this agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the waiver of the right to jury trial.

8.15 Commitment Incorporated.

The parties hereto agree that the terms and provisions of the Commitment Letter, as revised and amended by and between Borrower and Lender by supplemental letter agreement, are deemed incorporated herein by this reference as though fully stated and set forth herein; provided, however, that in the event of contradiction or inconsistency of the Commitment with any provisions contained in this Loan Agreement, the Loan Agreement shall prevail.

8.16 Appraisal; Fees.

From time to time during the term of the Loan as required by Lender in its sole discretion, but no more frequently than once during the Loan term, the Lender may obtain an appraisal of the Mortgaged Property addressed to the Lender from an appraiser approved by Lender, as well as an independent review of said appraisal acceptable to Lender if so required by any agency that regulates the business activities of the Lender, which appraisals and reviews shall be satisfactory to the Lender in its sole judgment. All appraisal costs incurred by the Lender in connection with the Mortgaged Property shall be paid by the Borrower.

8.17 Loan-to-Value Restrictions.

The total acquisition and construction loan shall not exceed a 71% loan to value ratio and 80% loan to cost ratio, based on the lesser of appraised discounted value of the “as complete” unit or 100% of cost (which shall exclude marketing costs and commissions). The total construction loan for Houses shall never exceed a 85% loan to cost ratio based on the lesser of appraised discounted value of the “as complete” unit or 100% of cost. In the event Lender or any regulatory agency reasonably determines at any time during the term of the Loan that the committed amount of the Loan exceeds any of the above loan-to-value ratios and/or loan-to-cost ratios, then after not less than thirty (30) calendar days’ prior notice of Lender to Borrower, Borrower shall either deposit current funds with Lender on demand, to be advanced by Lender for payment of costs previously allocated within the Loan budget, or curtail the Loan in an amount sufficient to reduce the loan-to-value ratio to the proper and required percentage.

8.18 Limitations on Advances.

Anything in the Security Documents to the contrary notwithstanding, the maximum principal amount of the Loan permitted to be advanced and outstanding at any one time shall not exceed the principal sum of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($6,700,000.00).

Anything in the Security Documents to the contrary notwithstanding, the maximum amount in the aggregate of all principal advances made pursuant to the Loan Agreement with specific regard to the Loan described herein shall not exceed the sum of TWENTY MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($20,800,000.00).

8.19 Loan Fee.

The Loan Commitment Fee for the Loan is $100,100.00, of which Fee $35,750.00 is to be paid by the Borrower to the Lender concurrent with the execution and delivery of this Loan Agreement, net of any portion of such Fee which has been previously prepaid by Borrower to Lender, with the remaining balance of the Fee being paid on a per Lot basis at the time the Borrower acquires a Lot in the amount of $975.00.

8.20 Cooperation.

The Trustees named in the Deed of Trust, upon written request from Borrower, and with the consent of the Lender, if required, (which consent shall not be unreasonably withheld) and further without any release payment or curtail of principal, shall execute, acknowledge and join in (a) plats or plans of subdivision or resubdivision, (b) to the extent required to be parties by the beneficiaries / grantees thereof, execute, acknowledge and join in any easements, rights of way and dedications as may be necessary and/or required by local, county, state, or federal authorities or public utility companies for the purpose of acquiring or obtaining utilities, sanitary and storm sewer, flood plain, water, gas, electric and telephone facilities upon, under and over the premises or off-site, (c) to the extent required to be parties by the beneficiaries / grantees thereof, execute, acknowledge and join in any easements, rights of way, or dedications for public roads, streets, gutters, sidewalks or similar improvements, and (d) execute, acknowledge and join in any and all other instruments that my be required by the appropriate governmental authorities for approval with regard to the Borrower’s construction upon the Land. With regard to any and all documents described herein, (x) the Lender shall have the right to review and approve same in advance if the endorsement of the Lender and/or Trustees is required; (y) the Borrower shall pay all costs and fees of preparation, Lender review (including reasonable attorney’s fees), recordation and filing of said documents; and (c) no such documents shall impose any obligation or liability, monetary or otherwise, on the Lender.

8.21 End Loan.

Borrower shall provide Lender the opportunity to offer purchase money loans to the contract purchasers under Approved Sales Contracts by including Lender’s loan terms in its sales packages. Notwithstanding the foregoing, individual purchasers of Lots and Houses shall not be bound or obligated to obtain purchase money financing from Lender.

8.22 Partial Release.

Provided (a) that the Borrower has completed construction of a House to the Lender’s satisfaction in accordance with the terms and provisions contained herein, and (b) provided no Event of Default which remains uncured has occurred with respect to this Loan Agreement or the Note or the Deed of Trust, and provided no event has occurred and is continuing which, with notice or the passage of time or both, would constitute an Event of Default with respect to this Loan Agreement or the Note or the Deed of Trust, then Lender agrees to cause the Trustees named in the Deed of Trust, at the request and expense of the Borrower, to release an individual Lot and House from the lien, legal effect and operation of the Deed of Trust upon payment to or for the account of the Lender by or for the account of the Borrower for each such Lot and House sought to be released of 100% of the principal sum determined by Lender to have been previously advanced under the Loan specifically allocated to finance the costs and expenses associated with the acquisition of the Lot and to finance the costs and expenses associated with its improvement by the construction of a House on such Lot, together with interest outstanding on account thereof to the date of payment, and any fees and costs, if any, due on account of the Loan.

8.23 Sales Contracts; Sales Data.

Promptly after Borrower’s execution of the same, the Borrower shall transmit to the Lender a copy of each contract providing for the sale of any Lot and House. Monthly Borrower shall provide the Lender with detailed sales and settlement reports for the Project that is the subject of the Loan, including, but not limited to the contract purchaser’s name and address, the Lot and House sold, the base contract sales price, a description of any options selected and pricing, the amount of earnest money deposits, the amount of the expected purchase money loan amount and the identity of the Lender providing the purchase money loan, and evidence of pre-qualification for the purchase money loan.

8.24 Lot Acquisition and House Construction Limitations.

Borrower shall be immediately permitted to construct the Houses on the Lots initially acquired by Borrower and described on attached Exhibit “A” and Lender will fund the costs of construction for those Houses. Lot Inventory shall be limited to a total of twenty-two (22) Lots at any one time, of which two (2) lots can be models, and four (4) Lots can be “spec” Lots, meaning those Lots are not the subject of an Approved Sales Contract. Lot Inventory funded under this Loan shall be inclusive of all Lots on which Houses are under construction, including model House Inventory. Model House inventory is limited to two (2) units. Construction Inventory shall be limited to twenty-two (22) Houses under construction at any one time (including model Houses), of which number four (4) Houses can be “spec” Houses, meaning those Houses are not the subject of an Approved Sales Contract. All of the foregoing shall only apply to Lots and Houses that are subject to funding under the herein Loan.

The Lender shall not permit Borrower to seek and make application for an advance of Loan proceeds for the acquisition of a Lot or Lots and the construction of a House or Houses thereon beyond that date which is thirty-two (32) calendar months from the date of this Loan Agreement unless Borrower can prove to the reasonable satisfaction of Lender that the Lot and completed House can be sold and settled under an Approved Sales Contract by the maturity date of this Loan stated in the Note. Lender shall not be obligated to continue to advance Loan proceeds for the construction of a House or Houses then under construction as of the maturity date stated in the Note unless Lender and Borrower mutually agree to extend the maturity date of the Loan and continue to disburse Loan proceeds for the completion of the House or Houses.

8.25 Minimum Sales Rate Absorption.

Commencing one hundred eighty (180) calendar days after the settlement of the sale of the first House pursuant to an Approved Sales Contract, the Borrower shall be required to maintain an average quarterly sales rate of six (6) Houses.

8.26 Operating Accounts.

Borrower shall open and maintain its business operating account and all escrow accounts with and at the Lender. Borrower and any affiliated and related entities shall maintain in money market and demand deposit accounts an aggregate monthly average deposit relationship of not less than ten percent (10%) of the average outstanding loan balances of the combined loans of such companies with Lender (the “Compensating Balances”). In the event the Compensating Balances average less than ten percent (10%) of the outstanding loan balances, the such failure shall not be an Event of Default under the Loan; however, the interest rate spread on the Loan and floor shall be increased by 0.25% until such time as the Compensating Balances are maintained at 10% for a continuous period of six (6) months. The foregoing requirement is in addition to and supplements any other deposit requirements for loans with Lender made to Borrower and/or any affiliated and related entities.

8.27 Future Amendments.

Borrower acknowledges and agrees that as Borrower takes down and acquires new Lots under the Sales Agreement, it will be necessary for Borrower and Lender to enter into an amendment and modification agreement to the Deed of Trust in order to supplement the Deed of Trust by the addition of the acquired Lots as collateral security for the Loan, and to also enter into an omnibus modification agreement for the same purpose with regard to the balance of the Loan Documents made, executed and delivered by Borrower to evidence and secure the Loan.

IN WITNESS WHEREOF, the Borrower and the Lender have executed these presents to be effective on the year and day first above written.

BORROWER:

COMSTOCK TWO RIVERS I, L.C., a Virginia limited liability company

By:	COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation, its Manager and Sole Member

By: (SEAL)
Christopher Clemente, Chairman and
Chief Executive Officer

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF FAIRFAX	)

I hereby certify that on this             day of March, 2015, before me, the undersigned Notary Public, of the jurisdiction aforesaid,, personally appeared Christopher Clemente, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed the same for the purposes therein contained in his official and authorized capacity as the Chairman and Chief Executive Officer of Comstock Holding Companies, Inc., a Delaware corporation, (“the Corporation”), said Corporation being the Manager and Sole Member of Comstock Two Rivers I, L.C., a Virginia limited liability company (the “Company”), and that he as such officer of the Corporation being authorized so to do, signed the name of the Corporation as the Manager and Sole Member of the Company.

Notary Public

My Notary Commission Expires:

My Notary Registration No. is:

LENDER:

EAGLEBANK, a Virginia banking corporation

By: (SEAL)
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I HEREBY CERTIFY that on March             , 2015, before me, a Notary Public of the jurisdiction aforesaid, personally appeared                                                      in his/her official and authorized capacity as a                                                  of EAGLEBANK, a Maryland banking corporation (the “Bank”), and that he/she, as such officer of the Bank, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Bank.

WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

My Notary Registration Number is:

EXHIBIT B